Exhibit 16.1

June 5, 2020

US Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Benitec Biopharma Inc

File No. 001-39267

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Benitec Biopharma Inc. dated June 5, 2020 and are in agreement with the statements contained solely as it relates to our Firm.

Very truly yours,

/s/ GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia
June 5, 2020